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                                                                  Exhibit 10.11

Agency Agreement
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                           EXCLUSIVE AGENCY AGREEMENT

THIS EXCLUSIVE AGENCY AGREEMENT (the "Agreement") is made and entered into this ____ day of _____, 1996, by and between URSUS TELECOM CORPORATION (hereinafter referred to as "Ursus") __ __ a corporation duly formed under the laws of the State of Florida, and _________________________ (hereinafter referred to as "Agent") a Company duly incorporated under the laws of ___________________.

                              W I T N E S S E T H:

WHEREAS, Ursus is a provider of enhanced telecommunications services engineered to provide efficient and reasonably priced international and domestic long distance services to persons residing both within and outside of the United States; and

WHEREAS, Ursus desires to make its Services available to Subscribers within the Territory, as hereinafter defined, through selected sales representatives; and

WHEREAS, Ursus desires to appoint Agent as its exclusive sales representative within the Territory and Agent desires to be appointed as such exclusive sales representative for Ursus in the Territory, subject to and in accordance with the terms and conditions set forth here

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                                    ARTICLE I
                                   DEFINITIONS

A. Defined Terms. The following terms when used herein shall have the meanings set forth below.

1. Agent. Agent shall mean the party designated as such above. Agent shall maintain an independent sales organization and by entering this Agreement does hereby commit financial and other resources to the representation of Ursus in the sales of its Services within the Territory.

2. Additional Services. Additional Services shall mean those Additional Services that enhance the flexibility and usefulness of the Ursus Services that enhance the flexibility and usefulness of the Ursus system and are made available to Subscribers from time to time by Ursus system and are made available to Subscribers from time to time by Ursus in accordance with a price list applicable thereto and provided to agent and/or the Subscriber by Ursus.

3. Commission. Commission shall mean the sum paid by Ursus to Agent, which Commission is determined by applying the Commission Rate to the total of Subscriber charges billed and paid to Ursus -net of Subscriber credits and adjustments processed on Agent's request, and accepted by Ursus- with respect to the period of time for which the Commission is then being paid.

4. Commission Rate. Commission Rate shall mean the rate of Commission to be paid to Agent for the sale of Ursus' telecommunications services to users within the Territory. Such Commission Rate shall be applicable only to sums actually billed by and collected by Ursus from a Subscriber within the Territory.

5. Services. Services shall mean those Services more particularly described in Exhibit "A" attached hereto and made a part hereof.

6. Sub-Agents. Sub-agents shall mean independent sales agents, including entities operating sales offices, contracting with Agent to serve as a representative of Agent in marketing the Services within the Territory. Agent shall be fully responsible for overseeing all of the Sub-Agents and shall be fully responsible for compensating them from Commissions earned by it.

7. Subscriber. Subscriber shall mean any user, individual or collective, within the Territory who executes a Subscriber's Agreement which is also executed by Agent and accepted by Ursus.

8. Subscriber's Agreement. Subscriber's Agreement shall mean the agreement executed between Agent and Subscriber, pursuant to which Ursus shall provide Services to Subscribers, as same may be amended or revised by Agent from time to time.

9. Subscription Rates. Subscription Rates shall mean the rates charged by Ursus to Agent for Services provided to Agent's Subscribers under a Subscriber's Agreement, which rates may change from time to time.

10. Territory. Territory shall mean the geographical area in which Agent shall be the exclusive Agent of Ursus: _______________________, herein after referred as Territory.

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                                   ARTICLE II
                              APPOINTMENT OF AGENT

A. Appointment and Acceptance. Ursus hereby designates and appoints Agent as its exclusive Agent, subject to the terms hereof, to solicit, market, promote and sell its Services to potential Subscribers and to service such Subscribers throughout the Territory. Agent accepts such appointment and agrees to exert its best efforts and to devote sufficient financial resources as appropriate to market and sell the Services throughout the Territory.

B. Sub-Agents. Agent may contract with Sub-Agents within the Territory. Agent shall be fully responsible and liable for the performance of its Sub-Agents. Agent shall properly train its Sub-Agents in the marketing and sale of the Services. Agent shall provide Ursus with the name of its Sub-Agents and such reasonable information as is available to it concerning the Sub-Agents experience and reputation. Ursus, either initially or at any subsequent time, may reject the Sub-Agent and Agent agrees to immediately suspend use of any Sub-agent upon notice to do so from Ursus.

D. Covenant Not to Compete. During the term of this Agreement, and for a period of twenty-four (24) months following the termination hereof, for any reason, Agent covenants and agrees that it will not, either directly or indirectly, without first having obtained written permission of Ursus, solicit or arrange, or own an interest in or serve as an employee, agent or consultant of or to any entity which solicits or arranges for the sale or representation of any products or services within the Territory which compete with or can reasonably be used in substitution for the Services. Nothing contained herein is intended to prohibit Agent's sale of related hardware products such as phones, answering machines or other like devices which do not directly compete with Ursus.

                                   ARTICLE III
                                    SERVICES

A. Services to be Offered and Provided. Ursus may add Additional Services at its discretion. Ursus shall attempt to give Agent reasonable advance notice of any Additional Services it intends to offer. Ursus shall provide Agent with appropriate training concerning such Additional Services to the extent deemed appropriate by Ursus, and Agent agrees to participate in such training and to train its Sub-Agents and employees with respect thereto. Such additional Services shall, upon notice to Agent of their availability, be deemed to be included among the Services available hereunder. Agent agrees that it and any Sub-Agents utilized by it shall offer Subscribers the full array of Services available from Ursus, including any Additional Services then being provided by Ursus. Agent further agrees that it will offer any Additional Services made available by Ursus to all existing Subscribers who had entered a Subscriber's Agreement before such Additional Services became available.

B. Discontinued Services. Ursus shall have the right, at any time in its sole discretion, to discontinue the offering of any Services that it determines to be unprofitable or otherwise undesirable. Ursus will provide appropriate information and consult with Agent with regards to the timing, with the aim to cure eventually existing problems. Ursus may, likewise, terminate the right of Agent to offer any Service which Ursus determines Agent is improperly or inadequately marketing to Subscribers. Ursus will give Agent written

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notice of the discontinuance of any such Discontinued Services and Agent and its
Sub-Agents shall immediately cease the marketing and sale of same. Agent shall further notify all Subscribers of the unavailability of such Discontinued Services.

                                   ARTICLE IV
                                   TRADEMARKS

A. Use and Protection of Tradename and Trademark. During the term of this Agreement, Agent is granted the right to use the tradename and trademark of Ursus, together with such other service marks, trade names or copyrighted material which are the property of Ursus, in, and only in, connection with the marketing and sale of Services under this Agreement. Agent agrees to take such action as is appropriate to prevent infringement of the trademark and tradename by others within the Territory and to preserve Ursus' rights in such tradenames and trademarks. Agent shall immediately notify Ursus of any infringement that becomes known to Agent. Agent and all of its Sub-Agents shall immediately cease and desist use of the Ursus tradename and trademark on demand from Ursus or on termination of this Agreement, whichever first occurs.

B. Registration. Agent agrees, at its expense, to register, for use throughout the Territory, the Ursus tradename and trademark on behalf of and in the name of Ursus. Agent shall provide Ursus, within ninety (90) days from the date of this Agreement, with all necessary completed applications and forms required to be signed by Ursus in order to register its tradename and trademark in the Territory for Ursus' approval and execution. Agent shall work with Ursus to amend and modify such documents as necessary to properly permit such registration. All rights in any such registration shall vest solely Ursus.

C. Alleged Infringement of Service Marks. Any notices received by Agent alleging any infringement by it or by Ursus of any other parties' service mark, trade mark, or notice of actual or pending litigation pertaining to Ursus or the Services shall be provided to Ursus immediately by Agent. Agent will reasonably aid and assist Ursus in any reasonable manner required in defense of any such claims or litigation. Agent shall immediately cease use of any trademark or tradenames and cease sale and marketing of any Service upon notice form Ursus based upon an alleged infringement that might be caused by continued use thereof.

                                    ARTICLE V
                              OBLIGATIONS OF URSUS

A. Provision of Services. Ursus shall use reasonable efforts to design its own network in such a manner as will comply with its obligations under the Subscriber's Agreements and will be responsible for maintaining the integrity of its telecommunications network. Ursus shall use reasonable efforts to design its own network and provide its Services in a manner that will meet the specifications of a maximum of one busy signal for every one hundred (100) calls.

B. Training. Ursus shall be responsible for providing training programs to Agent. Such training may be conducted, at Ursus discretion, at its facilities in Sunrise, Florida or at such other places as Ursus believes will be convenient and beneficial to Agent. Agent shall be responsible for its and its Sub-Agents, and employees' travel costs and expenses

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incurred to travel to and attend the training, and shall reimburse Ursus, in addition to the sum for the initial training stated in Section VI(E) hereof, for the costs and expenses incurred by it in sending its representatives to conduct such training session if at other than Ursus' offices in Sunrise, Florida. If a training session conducted by Ursus is for the benefit of multiple agents, Agent shall be responsible only for its pro rata share of Ursus' costs and expenses based on the number of attendees. Ursus may, in its discretion, provide Agent with written materials concerning the Services. Unless designated otherwise, all such materials shall be held in confidence by Agent on behalf of Ursus and shall be returned to Ursus on demand by it or on termination of this Agreement, for any reason, whichever first occurs.

C. Promotional Materials and Prices. Ursus, at its sole discretion, shall provide Agent with reasonable support and advertising material for the promotion of the Services. Ursus may provide Agent with promotional and advertising materials from time to time, and Agent agrees to use such material in its marketing and sales efforts. Agent agrees that it will, at its expense, translate into the language predominately spoken in the Territory all promotional materials provided it by Ursus. Ursus shall at its expense, translate the Subscriber's Agreement into the language predominately spoken in the Territory, and provide written current pricing of Services to Agent from time to time. It is understood that the prices stated in any printed matter are subject to modification and alteration by Ursus, effective immediately upon notice to Agent. Agent shall immediately cease the use of any promotional material or pricing provided by Ursus upon written notice from Ursus to do so.

E. Subscriber Records. Ursus shall keep proper accounts and other records documenting its provision of Services to Subscribers. As such, records that relate only to Subscribers, and only in the event of a dispute between Ursus and Agent as to the amount of Commission due to Agent, shall these be open to Agent for inspection and then only during normal business hours and upon reasonable notice by Agent or its authorized representative. Ursus shall provide Agent with a daily summary of all subscriber activity with respect to which Commissions are due Agent.

F. Subscriber's Activity Reports. Ursus has the ability to provide Subscribers with monthly reconciliation reports of their utilization of the Services. Such reports may contain detailed information concerning all calls placed on Subscriber's account or with reference only to the country called. Agent shall advise Subscriber of this ability and the differing charges, if any, applicable thereto and notify Ursus of the method of reporting chosen by each Subscriber.

                                   ARTICLE VI
                              OBLIGATIONS OF AGENT

A. Sales Efforts and Subscriber Service. Agent shall use its best efforts to solicit, promote and arrange for the sale of Services in the Territory, shall distribute approved information concerning the Services and Ursus, and shall follow up all inquiries made by persons in the Territory concerning the purchase of the Services. Agent shall cooperate with Ursus in connection with any sales program which Ursus wishes Agent to undertake in the Territory. Additionally, Agent shall continuously service the Subscribers in the Territory, and at the request of Ursus service other accounts not originated by Agent, and assist all of same in utilizing the Services. Agent shall use its best efforts to assure Subscriber satisfaction with the Services being provided. Agent shall attempt to remedy

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any Subscriber complaint or problem an will promptly notify Ursus of same if
Agent is unable to fully solve the problem.

B. Staffing and Training. Agent shall employ and retain a sufficient and adequately trained staff and/or a sufficient number of Sub-Agents as necessary in order to carry out its responsibilities and obligations under this Agreement. If any of Agent's employees and/or Sub-Agents did not attend initial training provided by Ursus, thereafter, Agent will have the sole responsibility for providing these employees and Sub-Agents with the necessary training and support for the promotion and sale of the Services. Agent shall make itself and its employees and Sub-Agents available, at its own expense, to receive training from Ursus in accordance with the terms hereof.

C. Agent as Subscriber. Agent shall become a Subscriber of the Services and shall execute a Subscriber's Agreement, in the standard form and under standard conditions, for the provision of Services to Agent. Agent, and any of its employees or Sub-Agents authorized by Agent may use such Services. The tariff to be applied will be the published rates (Exhibit A) discounted 30%.

D. Agent's Facilities. Agent shall maintain a sufficient number of sales offices and business offices in the Territory as are necessary an appropriate for Agent to adequately market and sell the Services. Such offices will be open during normal business hours. Agent shall prominently display, on its office doors, the name and logo of Ursus in a form approved by Ursus.

E. Agent's Expenses. Agent shall be solely responsible for all costs of conducting its business, including, but not limited to, the maintaining, operating, equipping an furnishing of its offices, the payment of any rent, taxes, insurance and expenses incident to its operations, and the compensation, fees, costs and other benefits provided to its employees, Sub-Agents, or others providing services to Agent. Agent shall pay Ursus, within thirty (30) day's from the date hereof, Ten Thousand U.S. Dollars (U.S. $10,000) in reimbursement for costs incurred and services rendered in connection with its assisting and training Agent, in accordance with Ursus' initial training package, in establishing and setting up its operations.

F. Terms of Sale. Agent shall not render or give any special consideration, discount, rebate or promotional benefit, that may be legally construed as a kickback or bribe. Agent shall not make any additional charges to any Subscriber without the express advance written approval of Ursus.

G. Rates for International Calls from the Territory. Agent shall become well educated in the applicable long distance rates of the Territory. Agent shall provide Ursus with a schedule of the current rates in effect for international telephone calls originating within the Territory through carriers providing long distance telephone services within the Territory. Such schedule shall be provided to Ursus not later than fifteen (15) days after the execution of this Agreement and will be continuously updated by Agent, and Ursus shall be notified of any changes thereto within ten (10) days after any change in such rates.

H. Promotional Materials. Ursus has the right to disapprove -at its sole discretion- any material to be used in the advertising and/or promotion of Services which Ursus considers prejudicial to the image of Ursus's Services or its trademark.

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I. Compliance With Laws. Agent will comply with all laws and regulations applicable to Agent's activities hereunder, and will assist Ursus in complying with any such local laws of the Territory applicable to it.

J. Agent's Reports. Agent shall submit to Ursus such reports as may be requested from time to time by Ursus, including, but not limited to, a monthly activity report identifying sales activity and Subscriber service visits conducted during the prior month.

                                   ARTICLE VII
                               AGENT COMPENSATION

A. Basis of Compensation. During the term of this Agreement, Ursus shall pay to Agent, in full satisfaction and payment for its services hereunder, a Commission on the amounts invoiced Agent by Ursus, for Services rendered by Ursus to Subscribers within the Territory.

B. Rate of Commission. The current effective Commission Rate payable to Agent shall be fifteen (l5%) percent.

C. Subscriber Credits. No compensation shall be payable for Services which are refused by the Subscriber and is granted by Ursus in its sole discretion, or for which payment is refused or otherwise not made by the Subscriber or the Subscriber's credit card company. If any compensation has been paid to Agent for such Services, Agent shall repay such amount received from Ursus upon demand; in the alternative, Ursus shall have the right to deduct such amount from any amount then or thereafter due Agent from Ursus. If any charge for Services rendered to a Subscriber is then being challenged by the Subscriber, any Commission due to Agent with respect to such disputed charges shall be deferred until the dispute is finally resolved.

D. Fees and charges. Ursus shall have the exclusive right to set and establish the recurrent fees and charges to be assessed to Subscribers and to establish any discounts or promotional allowances with respect to Subscribers. Upon giving Agent not less than ten (10) days written notice, Ursus shall have the right, from time to time, to change its fee schedule which may be in effect provided that such notice shall not be required for any particular rate change caused by changes in telephone rates which become applicable without notice.

E. Payment. Payments of Ursus Invoices for call traffic originated in Agent's territory are the sole responsibility of Agent. Subscribers' bills will be proportionately distributed into four (4) billing cycles. Each subscriber's call activity will be compiled in detail, and invoiced monthly. Ursus will invoice Agent four (4) times per month. The Invoices will reflect the call activity of Agent's Subscribers in each billing cycle. Ursus' Invoice will cover the Subscriber's call activity for the prior 30 days. Each and everyone of Ursus' Invoices must be paid 14 days after the date in which Invoices are received. It is Agent's responsibility to inquire and to ascertain that Invoices are received in the customary date for each of the four (4) cycles.

Ursus' invoice will show the calculation of the Commission payable to Agent. Commission due shall be retained by Agent, after deductions for credits and amounts due Ursus from Agent, if any. Failure to make timely payments of any amount owed Ursus, and failure to cure within ten(10) days from the notice thereof will constitute reason for immediate suspension of Ursus' Services.

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Payment will be made by wire transfer to Ursus' account with Citibank in New
York City, account number 36133091, as per detailed instructions in Annex "B".

F. Errors and Omissions. Agent shall give prompt notice of any error or omission from the statement provided by Ursus immediately upon the same becoming known to Agent. In the event that Agent does not give written notice of any such error or omission within ninety (90) days after receipt of such statement, then Agent shall be forever barred from making any claim against Ursus by reason of any such alleged error in the calculation of the Commission payable to Agent for said period.

G. Additional Compensation. Ursus may, in its discretion, pay additional compensation to Agent for services rendered by Agent on its behalf.

                                  ARTICLE VIII
                        EFFECTIVE DATE, TERM AND RENEWAL

A. Effective Date, Term, and Renewal. This Agreement shall become effective immediately upon its execution by all the parties hereto, and the initial term of 5 years hereof shall expire on_______. Provided that Agent is not then in default hereunder, Agent shall have the option, exercisable by written notice given not less than six (6) months prior to the expiration date of the expiring term, of renewing this Agreement for two (2) additional terms of three (3) years each. Failure to timely exercise either such option shall result in a waiver and loss of all such rights by Agent. Failure to exercise the first renewal option shall also extinguish the second renewal option and same shall not thereafter be available to Agent.

B. Termination. This Agreement may be terminated by the party designated below under the following conditions:

     (1) by both parties in the event of the mutual written agreement of the parties;

     (2) by the non-defaulting party, immediately upon written notice to that effect, in the event that the other party is in default of its obligations hereunder, which as to Agent shall include, but not be limited to, the obligations set forth in Article VI above, and fails to cure such default within twenty (20) days following receipt of written notice specifying the nature of the default from the non-defaulting party;

     (3) by Ursus, on thirty (30) days advance written notice, if Agent fails to demonstrate the ability to make available, or, notwithstanding such ability, fails to make available for its business operations sufficient capital as required by Article VI above;

     (4) by Ursus, on thirty (30) days advance written notice, if the legal status of Agent is changed without the prior written approval of Ursus, which approval shall not be unreasonably withheld;

     (5) by either party, on thirty (30) days advance written notice, if the other party makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its properties or assets, commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of

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     debt, dissolution, or liquidation law or statute of any jurisdiction, or if there shall have been filed any involuntary petition or application against said party and same remains undismissed for a period thirty (30) days or more, or said party indicates its consent to, approval of, or acquiescence in any such petition or application;

     (6) by either party, immediately upon written notice to that effect, in the event that the other party ceases business activities for any reason whatsoever; or

     (7) by Ursus, immediately upon written notice that effect in the event of the sale or disposition by Agent of substantially all of its stock or assets, or the attempted assignment by Agent of this Agreement, without the advance written consent of Ursus.

C. Failure to Act not a Waiver. The waiver of any breach or default hereunder and/or the failure of any party to terminate this Agreement in the event of the occurrence of any one or more of those events described above, shall not be implied to constitute a waiver of such breach or failure, either then or in the future, or constitute a waiver of the right of such party to terminate this Agreement as a result of such occurrence or on account of any subsequent occurrence giving rise to such rights. Further, the election by a party to exercise the right to terminate this Agreement as aforementioned, shall not be deemed a release by said party of the party whose conduct, acts or omissions gave rise to such termination rights, and notwithstanding such termination, the party terminating this Agreement may continue to pursue such remedies as might be available to it under the law or in equity.

                                   ARTICLE IX
                                  MISCELLANEOUS

A. Independent Contractor Status. The parties agree that Ursus and Agent each are independent contractors as to each other and as such are solely responsible for, among other things, the conduct of and the duties and obligations of its own employees and agents. Neither party shall have any authority to bind the other except as may be specifically set forth herein. Agent shall not be deemed to be the agent or employee or otherwise represent Ursus except as expressly provided in this Agreement.

B. Indemnification. Agent hereby agrees to indemnify and hold harmless Ursus from any and all damages, claims, losses, fees and expenses incurred by Ursus, including reasonable legal fees and costs incurred in defense of any such claims, which arise, relate to, or are as a result of the conduct, acts or omissions of Agent, its Sub-Agents, servants or employees.

C. Assignment. Agent shall not sell nor assign its rights hereunder nor delegate any of its performance obligations and duties, except as expressly permitted hereunder, without the prior written consent of Ursus.

D. Amendment. This Agreement may not be amended or modified except in a writing signed by all parties hereto.

E. Further Instruments. each party hereto agrees that they will take such further acts and shall execute and deliver such further instruments and documents as may be reasonably necessary to carry out the purposes and intent of this Agreement.

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F. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

G. Binding Effect. This Agreement shall be binding upon, an shall inure to the benefit of, the permitted successors and assigns of the parties hereto.

H. Entire Agreement. This Agreement constitutes and contains the entire agreement of the parties hereto and supersedes any and all prior negotiations, correspondence, understandings and agreements among the parties respecting the subject matter hereof.

I. Severability. The invalidity or/and unenforceability of any provision of this Agreement shall not affect the validity and enforceability of applicability of the remaining portions of this Agreement.

J. Gender and Number. Whenever required by the context hereof, the singular and plural shall be deemed inclusive of each other and the use of any pronouns shall be deemed to include the masculine, feminine and neuter as appropriate.

K. Headings. all headings used herein are for convenience only and shall not be deemed to be part of this Agreement with respect to the interpretation hereof.

M. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be delivered by personal delivery, by recognized national
(as to and from locations within the U.S.) or international (as to and from locations outside the U.S.) courier service such as Federal Express or DHL or by registered or certified mail with postage and fees prepaid, addressed to the parties as follows:

If to Ursus:             Ursus Telecom Corporation
                         440 Sawgrass Corporate Parkway
                         Suite 112
                         Sunrise, Florida 33325
                         U.S.A.
                         Attn: Chief Operating Officer

with a copy to:          Stroock & Stroock & Lavan
                         200 South Biscayne Boulevard
                         3300 First Union Financial Center
                         Miami, Florida 331131-2385
                         U.S.A.
                         Attn: Arnold D. Shevin, Esq.

If to Agent:
                         --------------------------------
                         --------------------------------
                         --------------------------------
                         --------------------------------
                         Attn: --------------------------

Either party may change the addresses for or persons to whom notices are to be directed,by giving written notice to the other party in the manner set forth herein. All notices shall be deemed given when received by the other party, or on the date shown on the delivery

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or return receipt as the date delivery was refused or determined to be impossible to accomplish.

N. Force Majeure. Either party to this Agreement shall be excused from performance of its duties for a reasonable length of time in the event that it is prevented from performing such duties due to acts of government, war, natural disaster, civil turmoil, industry which adversely affect the abilities of the parties to perform their obligations or provide the services contemplated to be available hereunder, or other similar factor which is beyond the control of the party seeking to be excused from performance.

0. Governing Law
The parties agree that this Agreement shall be construed in accordance with, and governed in all respects by the laws of the State of Florida, and jurisdiction and venue with respect to any litigation which may be based upon, arise under or in anyway relate to this Agreement, shall be in the County of Broward, State of Florida or such other county within Florida where the corporate offices of Ursus may be located at the time of commencement of the litigation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

URSUS TELECOM CORPORATION               AGENT

By:                                     By:
   --------------------------------        ----------------------------------

Title:                                  Title:
      -----------------------------           -------------------------------

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